EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of [  ] (the “Effective Date”), by and among Radient Pharmaceuticals Corporation., a Delaware corporation (the “Company”) with an address at 2492 Walnut Ave. Suite 100 Tustin, CA 92780-6953 and each of the Note Holders of the 12% Senior Note issued in December 2008 and January 30, 2009 (the “Series 1 Note Holders”) and each of the Note Holders of the 12% Series 2 Senior Promissory Note issued in May and June 2009 (the “Series 2 Note Holders, together with the Series 1 Note Holders, the “Note Note Holders”) whose names are set forth on Exhibit A and Exhibit B hereto.

Recitals:

WHEREAS, in December 2008 and January 2009, the Company completed two closings pursuant to which is issued an aggregate of $1,757,500 in 12% Series 1 Senior Notes (the “Series 1 Notes”) and Warrants to purchase up to 1,406,000 shares of common stock (the “ Series 1 Warrants”) to the Series 1 Note Holders as set forth on Exhibit A;

WHEREAS, the Series 1 Notes bear interest at a rate of 12% per annum, payable semi-annually on June 1st and December 1st of each year after issuance (the “Senior Note Interest”);

WHEREAS, in May and June 2009, the Company completed two closings pursuant to which it received an aggregate of $1,796,000 in 12%  Series 2 Senior Notes (the “Series 2 Notes,” together with the Series 1 Notes, the “Notes”) and warrants to purchase up to 2,873,200 shares (“Series 2 Warrants to the Series 2 Note Holders as set forth on Exhibit B;

WHEREAS, the Series 2 Notes bear interest at the annual rate of 12% and all accrued interest on the outstanding unpaid principal amount is payable quarterly on June 1st, September 1st, December 1st, and March 1st of each year after the issuance (the “Series 2 Interest, together with the Senior Note Interest, the “Interest Payments”);

 WHEREAS, subject to the terms and conditions set forth herein, the Company and the Series 1 and Series 2 Note Holders desire to cancel and terminate the Notes in full and exchange the indebtededness represented thereby for shares of the  Company’s common stock, par value $0.001 per share (the “Common Stock”) and other consideration as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

1.           Cancellation of Debt in Full.

(a)           In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Note Holders and the Company agree to the payment in full of the Notes in exchange for the following:

i.	Principal.

a.
At any time on or after February 1, 2010, each Note Holder may, at its sole option, elect to exchange the principal amount of such Note Holder’s Note; provided however, that the minimum amount that may be exchanged at any one time shall be $10,000; and provided further, that if the principal amount of a Note Holder’s Note exceeds $10,000, such Note Holder may only exchange one-tenth (1/10th) of the principal amount of such person’s Note in any one month thereafter (each, an “Exchange”).

b.
Upon the exchange of any Principal into shares of Common Stock (the “Principal Shares”), the number of shares of Common Stock to be issued to the Note Holder shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP (as defined below) for the five (5) trading days immediately preceding the date of the exchange request, in the form attached hereto as Exhibit C, (the “Exchange Notice”); provided however,  in no event shall the exchange price be less than $0.28 (the “Principal Exchange Price”).

c.
In order to effect a Exchange, a Note Holder shall fax (or otherwise deliver) a copy, and confirm the Company’s receipt of same the next business day, of the fully executed Exchange Notice to the Company (Attention: Secretary).  Upon the Company’s receipt, the Company (itself, or through its transfer agent, as appropriate) shall, no later than the fifth (5th) Business Day following the Exchange Date (the "Delivery Period"), issue and deliver (i e., deposit with a nationally recognized overnight courier service portage prepaid) to the Note Holder or its nominee (x) that number of shares of Common Stock issuable upon exchange of such Note and (y) a new note representing the amount of principal not being exchanged, if any.  Notwithstanding the foregoing, the Note Holder shall, for all purposes, be deemed to be a record owner of that number of shares of Common Stock issuable upon exchange of the Note set forth in the Exchange Notice as at the date of such Exchange Notice.  In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Note Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon exchange to the Note Holder by crediting the account of the Note Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer").  If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver as provided above to the Note Holder physical certificates representing the Common Stock issuable upon exchange. Further, a Holder may instruct the Company to deliver to the Note Holder physical certificates representing the Common Stock issuable upon exchange in lieu of delivering such shares by way of DTC Transfer.

d.	If any principal remains after the Exchange Notice, the Company may, at its sole option, elect to pay such balance in cash.

ii.	Interest.

a.	Beginning with the December 1, 2009 interest payment owed on the Series 1 and Series 2 Note, all interest shall have accrued and continue to accrue at the rate of 18% per annum (“Interest Payments”);

b.
The Company maintains the right to pay any and all Interest, at its sole option, in shares of Company Common Stock or in cash (the “Interest Share Right”).  The Interest Share Right shall apply to all interest due between December 1, 2009 through and including June 30, 2010 (the “Interest Share Right Period);

c.
Upon the payment of any Interest in shares of Common Stock (the “Interest Shares”), the number of shares of Common Stock to be issued to the Note Holder shall be an amount equal to the quotient of: the amount of interest sought to be exchanged divided by $0.28 (the “Interest Exchange Price,” together with the Principal Exchange Price, the “Exchange Price”);

d.
Any interest due after the Interest Share Period, shall be paid in cash if the market price of the Company’s common stock on the date interest is due on the dates set forth in the Notes is below $0.28 per share; if however, the market price of the Company’s common stock on such date is equal to or above $0.28 per share, the Company maintains the right to pay such interest in shares of its common stock at the Principal Exchange Price;

e.
The Company shall file a registration statement on Form S-3 (or if the Company is not then eligible to register such shares on Form S-3 such registration shall be on another appropriate form in accordance herewith) (the “Registration Statement”) as soon as practicable to register all shares of Common Stock that can be issued if all interest due during the Interest Share Right Period is paid in shares of common stock at the Interest Exchange Price.  Any shares of common stock issued pursuant to Section 1(a)(ii)(d) shall have piggy back registration rights.  The Company also agrees to issue a blanket opinion to its transfer agent regarding all such shares of common stock issued pursuant to this Agreement once the related registration statement is declared effective.

f.
The Company shall issue and deliver the Interest Shares to the Note Holder as soon as possible after the date of this Agreement, but in no event more than five (5) business days after such date. The Company shall deliver all other shares issued pursuant to this Agreement within five (5) business days after the date such shares are calculated pursuant to the terms stated herein.

iii.
The exercise price of the Series 1Warrants and the Series 2 Warrants shall each be adjusted to $0.28 per share, and there shall be no other changes to any of the other terms or conditions of the Series 1 Warrants or Series 2 Warrants (the “Warrant Adjustment”) (the shares of common stock underlying the Warrants, the “Warrant Shares,” together with the Principal Shares and the Interest Shares, the “Securities”).

iv.
VWAP means a fraction, the numerator of which is the sum of the product of (i) the closing trading price for the Common Stock on the applicable National Securities Exchange for each Trading Day during such five day period and (ii) the volume of the Common Stock on the applicable National Securities Exchange for each such day, and the denominator of which is the total volume of the Common Stock on the applicable National Securities Exchange during such five day period, each as reported by Bloomberg Reporting Service or other recognized stock market price reporting service.

v.
Trading Day means a day on which any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing), is open for trading.

(b)           By executing this Agreement, the Note Holder waives all defaults under his/her Note unless, and only unless the Company fails to pay or issue any principal or interest pursuant to the terms of this Agreement or if the Company does not receive Shareholder Approval (as hereinafter defined) on or before the Final Meeting (as hereinafter defined);

(c)           The closing under this Agreement (the “Closing”) shall take place at the offices of Leser Hunter Taubman & Taubman, 17 State Street, Suite 2000, New York, New York 1004 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).  At the Closing, the Company shall issue to the Note Holders the shares of Common Stock.

2.           Representations, Warranties and Covenants of the Note Holders.  Each Note Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)           This Agreement has been duly authorized, validly executed and delivered by Note Holders and is a valid and binding agreement and obligation of the Note Holders enforceable against the Note Holders in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Note Holders has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)           Each Note Holder understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Note Holders set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. Note Holders understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Further, Each Note Holder understands and acknowledges that the shares of Common Stock issuable upon the exchange contemplated hereby are not registered under the Securities Act and will bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) RADIENT PHARMACEUTICALS CO., INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO RADIENT PHARMACEUTICALS CO., INC. THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.”

(c)           Each Note Holder understands that the shares of Common Stock issuable pursuant to this Agreement are not liquid and are transferable only under limited conditions.  Each Note Holder acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Each Note Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the shares of Common Stock issuable hereunder.

(d)           Each Note Holder is an “accredited investor” (as defined in Rule 501 of Regulation D), and each Note Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  None of the Note Holders are required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, and none of the Note Holders are a broker-dealer.  Each Note Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(e)           Each Note Holder is acquiring the Securities solely for its own account and not with a view to or for sale in connection with distribution.  None of the Note Holders have any present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, none of the Note Holders agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Each Note Holder acknowledges that it (i) has such knowledge and experience in financial and business matters such that Note Holder is capable of evaluating the merits and risks of Note Holders' investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(f)           The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Sections 3(a)(9) and 4(2) thereof.  Each Note Holder understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).  Each Note Holder acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that each Note Holder has been advised that Rule 144 permits resales only under certain circumstances.  Each Note Holder understands that to the extent that Rule 144 is not available, the Note Holders will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g)           The Note Holders have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement and no person is receiving any remuneration with respect to the transactions contemplated hereby.

(h)           Each Note Holder acknowledges that the Securities were not offered to the Note Holders by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Note Holders was invited by any of the foregoing means of communications.  Each Note Holder, in making the decision to purchase the Securities, has relied upon independent investigation made by it and the representations, warranties and agreements set forth in this Agreement and the other transaction documents and has not relied on any information or representations made by third parties.

(i)            Each Note Holder has relied on its own counsel and/or tax advisors regarding the state and federal income tax consequences of the exchange and cancellation of indebtedness under this Agreement.

3.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to Note Holders, and covenants for the benefit of Note Holders, as follows:

(a)           Other than as disclosed in the Company’s forms or reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the Effective Date, the  Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean (i) any event affecting the business, results of operations, prospects, assets or financial condition of the Company or its subsidiaries that is material and adverse to the Company and its consolidated subsidiaries, when taken as a whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect.

(b)           The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)           This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)           The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s articles of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) of this Section 3(d) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e)           The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of each Note Holders’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f)            No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Secretary of State of Delaware or the Securities and Exchange Commission (the “Commission”) or pursuant to any state or “blue sky” securities laws subsequent to the Closing).

(g)           There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant thereto.  There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(h)           The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(i)           The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

                                   (j)           The Company acknowledges that the obligations of each Note Holder under this Agreement are several and not joint with the obligations of any other Note Holder, and no Note Holder shall be responsible in any way for the performance of the obligations of any other Note Holder under this Agreement.  The Company acknowledges that the decision of each Note Holder to exchange the Note pursuant to this Agreement has been made by such Note Holder independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Note Holder or by any agent or employee of any other Note Holder, and no Note Holder or any of its agents or employees shall have any liability to any Note Holder (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein, and no action taken by any Note Holder pursuant hereto, shall be deemed to constitute the Note Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Note Holders are in any way acting in concert or as a group with respect to such obligations.  The Company acknowledges that each Note Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Note Holder to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that it has elected to provide all Note Holders with the same terms for the convenience of the Company and not because it was required or requested to do so by the Note Holders.  The Company acknowledges that such procedure in no way creates a presumption that the Note Holders are in any way acting in concert or as a group with respect to the transactions contemplated hereby.

4.           Conditions Precedent to the Obligation of the Company to Issue the Common Stock.  The obligation hereunder of the Company to issue and deliver the Common Stock to the Note Holders is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           The Note Holders shall have executed and delivered this Agreement.

(b)           Each of the representations and warranties of the Note Holders in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(c)           The Company’s Board of Directors and stockholders shall have authorized and approved the issuance of the Securities pursuant to the terms and conditions set forth in this Agreement (the “Shareholder Approval”).  The Company shall seek Shareholder Approval pursuant to a Definitive Information Statement on Schedule 14A that the Company shall file with the Securities and Exchange Commission no later than March 17, 2010 and hold the related special shareholder meeting no later than May 7, 2010 (the “Initial Meeting”).  If Shareholder Approval is not received at the Initial Meeting, the Company may seek to obtain it at a second scheduled special shareholder meeting, which shall not be held later than September 15, 2010 (the “Final Meeting”).  If, and only if, the Company does not receive Shareholder Approval on or before the Final Meeting, then the Company shall once again be in default of the Series 1 and Series 2 Notes and this Agreement shall not be of any further force or effect.

(d)           The Company shall have obtained the written approval of the NYSE AMEX for the listing of the Securities.

5.                          Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.                          Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of and in the State of New Jersey.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration.  The arbitration will be conducted in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect (“AAA Rules”) and the procedures in this document.  In the event of a conflict, the provisions of this document will control.  The arbitration will be conducted before a single arbitrator, and in accordance with the expedited arbitration procedures of the AAA regardless of the size of the dispute.  Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator.  Unless provided otherwise in this Agreement, the arbitrators may not award damages inconsistent with the Agreement or punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction.

7.                         Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a)           if to the Company:

Radient Pharmaceuticals Corp.
2492 Walnut Ave., Suite 100
Tustin, CA 92780-6953
Attn: Douglas C. MacLellan
Tel. No.: 714.505.4460
Fax No.: 714.505.4464

With a copy to, which shall not constitute notice:

Leser, Hunter, Taubman and Taubman
17 State Street, Floor 20
New York, NY 10004
Attn: Louis E. Taubman
Tel. No.: (212) 732-7184
Fax No.: (212) 202-6380

(b)           if to the Note Holders:

                         At the address set forth above on Exhibit A and Exhibit B attached hereto.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

8.           Entire Agreement.  This Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

                       9.          Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

RADIENT PHARAMCEUTICALS CORPORATION
By:______________________________________ Name: Title:
NOTE HOLDER:
By:_____________________________________ Name: Title:

Exhibit A
Series 1 Note Holders

Note Holder Name and Address	Amount of Note	Amount of Common Stock to be issued in Exchange for the Note

Exhibit B
Series 2 Note Holders

Note Holder Name and Address	Amount of Note	Amount of Common Stock to be issued in Exchange for the Note

NOTICE OF EXCHANGE

(To be Executed by the Registered Holder
in order to Exchange the Note)

The undersigned hereby irrevocably elects to exchange $_________ of the principal amount of its Series __ Note (the "Exchange"), into shares of common stock ("Common Stock") of Radient Pharmaceutical Co., Inc. (the "Corporation") according to the conditions of the Exchange Agreement (“Exchange Agreement”), as of the date written below.   If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the Note Holder for any exchange, except for transfer taxes, if any.

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Exchange Notice to the account of the undersigned or its nominee (which is  ________________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").  In the event of partial exchange, please reissue a new note for the amount of principal which shall not have been exchanged.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon exchange of Series ___ Note have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act

In lieu of receiving the shares of Common Stock issuable pursuant to this Exchange Notice by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock to the address listed below.

Date of Exchange:

Signature:
Name:
Address for mailing physical certificate: